Exhibit 5.1

Snell & Wilmer L.L.P.

600 Anton Boulevard

Suite 1400

Costa Mesa, California 92626-7689

TELEPHONE: (714) 427-7000

FACSIMILE: (714) 427-7799

May 11, 2016

Cryoport, Inc.

17305 Daimler Street

Irvine, California 92614

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cryoport, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by the Company of (i) non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to be distributed by the Company without consideration in connection with the Company’s rights offering to holders of record of Common Stock and holders of the Company’s warrants (“Warrants”), in each case as owned on the record date, as more fully set forth within the Registration Statement, including amendments thereto, and (ii) up to 5,200,000 shares of Common Stock issuable upon exercise of the Rights (the “Rights Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In connection with rendering this opinion letter, we have reviewed the Registration Statement, a specimen certificate representing the Common Stock, a specimen certificate representing the Rights, the Amended and Restated Articles of Incorporation of the Company, as amended to date, the Bylaws of the Company, as amended to date, and resolutions of the Board of Directors of the Company.

For purposes of this opinion letter, we have examined originals or copies, identified to our satisfaction, of such other documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that:

(1) The issuance of the Rights has been duly authorized and, when the Rights are issued to holders of Common Stock and Warrants as contemplated in the Registration Statement, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(2) The issuance and sale of the Rights Shares upon exercise of the Rights have been duly authorized and, when issued upon exercise of the Rights in the manner and on the terms described in the Registration Statement, including receipt of the requisite consideration set forth therein, will be validly issued, fully paid and non-assessable.

We do not express any opinion with respect to any law other than the State of Nevada. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P. Snell & Wilmer L.L.P.